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                                                                   EXHIBIT 23.01


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Webridge, Inc.:

We consent to the use of our report included herein dated March 6, 2000 relating to the balance sheets of Webridge, Inc. as of December 31, 1998 and 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1999, and to the reference to our firm under the heading "Experts" in the Prospectus.

                                              /s/ KPMG LLP

Portland, Oregon
March 10, 2000